UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, CommScope Holding Company, Inc. (the “Company”) and Justin Choi agreed that Mr. Choi will step down as the Company’s Senior Vice President, Chief Legal Officer and Secretary, effective as of May 14, 2025, and his employment with the Company will cease on June 2, 2025. Mr. Choi joined CommScope in 2021 and helped guide the Company through the divestitures of its Home Networks, Outdoor Wireless Networks and Distributed Antenna Systems businesses.

Mr. Choi will receive the severance and benefits that he is entitled to receive as a result of the termination of his employment without cause pursuant to his Severance Protection Agreement with the Company, contingent upon his execution of a separation agreement containing a general release of claims. Pursuant to his Severance Protection Agreement, Mr. Choi will receive an amount equal to his base salary and target annual bonus, payable in installments over a 12-month period, and if he elects to continue healthcare coverage under COBRA, the Company will pay its portion for such continuing coverage for a period of twelve months or such earlier time when he is no longer eligible for COBRA coverage. A copy of Mr. Choi’s Severance Protection Agreement was previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 17, 2023 and is incorporated herein by reference.

The Company’s Board of Directors has appointed Krista R. Bowen to succeed Mr. Choi as the Company’s Chief Legal Officer, effective May 14, 2025. Ms. Bowen currently serves as Senior Vice President and Deputy General Counsel at CommScope. Ms. Bowen joined CommScope in 2010 as Vice President and Senior Corporate Counsel, leading commercial contracts support on a global basis. Since that time, she has expanded her scope of responsibility to include M&A, corporate governance, international, employment and labor, global trade compliance and corporate communications. Prior to joining CommScope, Ms. Bowen was a shareholder at the law firm of Robinson Bradshaw, with a focus on M&A transactions. Ms. Bowen holds a J.D. from Washington & Lee University School of Law and a B.A. in Finance from West Virginia University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: May 14, 2025
	By:	/s/ Kyle D. Lorentzen
	Name:	Kyle D. Lorentzen
	Title:	Executive Vice President and Chief Financial Officer